Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com
Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Bruce M. Sattin***
Gregg E. Jaclin**

Of Counsel
Stephen Skillman
Linda R. Feinberg
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
Eric M. Stein**

Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Tracey C. Hinson**
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Ruff

Jamie Yi Wang# Bella Zaslavsky** Blake J. Baron Kathleen O’Brien
January 23, 2013 MagneGas Corporation 150 Rainville Road Tarpon Springs, FL 34689	+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar †U.S. Patent & Trademark Office

Gentlemen:

We are acting as counsel for MagneGas Corporation, a Delaware corporation (the “Company”), in connection with: i) a Registration Statement (as amended from time to time, referred to as the “Registration Statement”) on Form S-3 filed by the Company on May 17, 2013 under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”), ii) a prospectus supplement dated January 22, 2014 (the “Prospectus Supplement”) to the prospectus which was a part of the Registration Statement, and iii) the issuance by the Company of 2,323,584 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and the sale of the Shares pursuant to the Securities Purchase Agreement, dated January 21, 2014 by and between the Company and the purchasers identified therein. (the “Purchase Agreement”). We offer you our opinion in connection with these transactions.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

For purposes of this opinion, we have examined the documents identified on Exhibit A attached hereto and incorporated herein and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate (collectively, the “Documents”).  In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

January 22, 2014 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, upon the due execution, issuance and delivery of certificates representing the Shares (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for the Shares in the manner contemplated by the Registration Statement and the Purchase Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of Delaware and the federal laws of the United States. This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, P.C

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm

January 22, 2014 Page 3

Exhibit A

Documents Reviewed

(i) (ii) (iii)
Registration Statement;

Prospectus and Prospectus Supplement;

Placement Agency Agreement dated January 21, 2014, by and between the Company and Northland Securities, Inc., as placement agent executed in connection with the sale of Common Stock to purchasers;

(iv)	Securities Purchase Agreement, dated January 21, 2014, by and among the Company and each purchaser identified on the signature pages thereto;

(v)	Representation Letter of the Company dated January 22, 2014, together with the exhibits referenced therein and attached thereto; and

(vi)	Certificate of Good Standing dated January 21, 2014 issued by the Secretary of State of the State of Delaware.